UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2009

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On Friday, December 5, 2008, Bank of Marin Bancorp, a California corporation (“Bancorp”), entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”) under the Troubled Asset Relief Program Capital Purchase Program (“TARP CPP”), pursuant to which Bancorp issued and sold (i) 28,000 shares of Bancorp’s Preferred Stock as Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 154,242 shares of Bancorp’s Common Stack, no par value per share (the “Common Stock”) for an aggregate purchase price of $28,000,000 in cash (the transaction being referred to as the “Investment”).

The board of directors of Bancorp has determined that continuing to participate in the TARP CPP is contrary to the best interests of Bancorp, its shareholders and its employees.  Accordingly, the board of directors approved a return of the Investment to Treasury as authorized under recent amendments to the TARP CPP that were a part of the American Recovery and Reinvestment Act of 2009.  Bancorp recently received notice from its primary bank regulators that they do not object to the return of the Investment, and Treasury thereafter provided notice to Bancorp that it does not object to the return of the Investment.

On March 31, 2009, Bancorp returned to the Treasury a total of $28,178,888.89, which includes the original investment amount of $28,000,000 plus accrued but unpaid dividends of $178,888.89, and received in return, and cancelled, the share certificate for the Preferred Stock.  The return of the Investment had the effect of terminating Bancorp’s continuing obligations under the Purchase Agreement, which agreement is now terminated.

Bancorp has until April 15, 2009, to notify Treasury whether Bancorp will repurchase the Warrant from Treasury.  At this time, Bancorp has not yet decided whether it will repurchase the Warrant from Treasury.

Item 3.03.	Material Modification to Rights of Shareholders.

Upon issuance of the Preferred Stock on December 5, 2008, the ability of Bancorp to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for considerations, shares of its junior stock and parity stock became subject to restrictions, including Bancorp’s restrictions against increasing dividends from the last quarterly cash dividend per share declared on the Common Stock prior to December 5, 2008.  The redemption, purchase or other acquisition of trust preferred securities of Bancorp or its affiliates also was restricted.  In addition, pursuant to the Certificate of Determination for the Preferred Stock, the ability of Bancorp to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined therein) and Parity Stock (as defined therein) became subject to restrictions in the event that Bancorp failed to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Preferred Stock.

As a result of the return of the Investment, as referenced under “Item 1.02 Termination of a Material Definitive Agreement,” the foregoing restrictions and limitations were terminated.

Item 8.01	OTHER INFORMATION

In a press release dated March 31, 2009, Bancorp announced the return of the Investment.  A copy of the press release is attached hereto as exhibit 99.1

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
99.1	Press release dated March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2009		BANK OF MARIN BANCORP

	By:	/s/ Christina J. Cook
Christina J. Cook
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated March 31, 2009.